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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: JUNE 2, 2005
                                          ------------
                        (Date of earliest event reported)


                         TRAVELCENTERS OF AMERICA, INC.
                         ------------------------------
             (Exact name of Registrant as specified in its charter)



         Delaware                       333-52442                36-3856519
         --------                       ---------                ----------
(State or Other Jurisdiction of   (Commission File Number)     (IRS Employer
       Incorporation)                                        Identification No.)



   24601 Center Ridge Road, Suite 200, Westlake, Ohio            44145-5639
   --------------------------------------------------            ----------
        (Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code:   (440) 808-9100
                                                     ----------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL
          OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

         On June 2, 2005, we issued a press release announcing our commencing a cash tender offer and consent solicitation for any and all of the $190 million aggregate outstanding principal amount of our 12 3/4% senior subordinated notes due May 1, 2009 (the "Notes"). The tender offer and consent solicitation are subject to the terms and conditions set forth in our Offer to Purchase and Consent Solicitation Statement dated June 2, 2005. The consent solicitation will expire at 5:00 p.m., New York City time, on June 15, 2005, unless extended. The tender offer will expire at 12:00 midnight, New York City time, on June 29, 2005, unless extended (the "Expiration Date"). The total amount of funds required to purchase all of the Notes and pay all other related fees and expenses is estimated to be approximately $213 million, although the exact amount payable for each $1,000 face amount of Notes will not be determined until the second business day immediately preceding the Expiration Date. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

         To fund these payments, we expect to amend and restate our senior secured credit facilities under our existing Amended and Restated Credit Agreement dated December 1, 2004 (the "2004 Credit Agreement"), to allow for a new $680 million term loan facility, the proceeds of which will be used (i) to fund the tender offer and consent solicitation described above, (ii) to refinance our existing $475 million term loan facility, and (iii) to pay related fees and expenses. On June 2, 2005, we issued a press release announcing this planned amendment and restatement of the 2004 Credit Agreement. If amended, our senior secured credit facilities will be comprised of a $125 million revolving credit facility and a $680 million term loan facility. A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

         The Notes were issued in November 2000 pursuant to the Indenture, dated as of November 14, 2000, pay semi-annual interest at an annual rate of 12.75% and mature on May 1, 2009. The Notes become callable by us at 106.375% of their principal amount on November 1, 2005.



ITEM 7.01  REGULATION FD DISCLOSURE

         See Item 2.04 above, which is incorporated herein by reference, for a discussion of our cash tender offer and consent solicitation for any and all of the $190 million aggregate outstanding principal amount of our 12 3/4% senior subordinated notes due May 1, 2009, and the planned amendment and restatement of our existing Amended and Restated Credit Agreement dated December 1, 2004.




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ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)      EXHIBITS

         99.1 Press release dated June 2, 2005 related to our tender offer and consent solicitation.

         99.2 Press release dated June 2, 2005 related to the amendment and restatement of the 2004 Credit Agreement

      These releases and other reports and statements issued or made from time to time include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our future prospects, developments and business strategies. The statements contained in this report that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. We have used the words "may," "will," "expect," "anticipate," "believe," "estimate," "plan," "intend" and similar expressions in this report to identify forward-looking statements. These forward-looking statements are made based on our expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by forward-looking statements. The following factors are among those that could cause our actual results to differ materially from the forward-looking statements:

      o   changes in interest rates; and

      o success of our refinancing plan and our tender offer and consent solicitation process.


      All of our forward-looking statements should be considered in light of these factors and all other risks discussed from time to time in our filings with the Securities and Exchange Commission. We do not undertake to update our forward-looking statements to reflect future events or circumstances.



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                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               TRAVELCENTERS OF AMERICA, INC.



                                         By:   /s/   James W. George
                                               ------------------------------
                                               James W. George,
                                               Executive Vice President,
                                               Chief Financial Officer
                                               and Secretary




Date:  June 2, 2005





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